Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ANDEAVOR LOGISTICS LP

The undersigned, desiring to amend the Certificate of Limited Partnership of Andeavor Logistics LP, a Delaware limited partnership (the “Partnership”), dated December 3, 2010, as amended by the Certificate of Amendment thereto, dated July 28, 2017 (as so amended to date, the “Certificate of Limited Partnership”) pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, (the “Act”) does hereby certify as follows:

FIRST: The name of the Partnership is Andeavor Logistics LP.

SECOND: Article 2 of the Certificate of Limited Partnership is hereby amended and restated in its entirety as follows:

“2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

New Castle County

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

New Castle County”

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to the Certificate of Limited Partnership of Andeavor Logistics LP on this 1st day of October, 2018.

TESORO LOGISTICS GP, LLC,
its general partner

By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Authorized Person